Exhibit 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, to be filed on December 30, 1997, of our report dated February 13, 1997 included in Falcon Drilling Company, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

     ARTHUR ANDERSEN LLP

     Houston, Texas
     December 30, 1997